UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – March 31, 2016

Commission File Number 0-23320

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

22901 Millcreek Blvd., Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

    Registrant’s telephone number, including area code (216) 292-3800

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]       Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 31, 2016, Olympic Steel, Inc. (the “Company”) and Dr. Donald R. McNeeley entered into a new employment agreement (the “Employment Agreement”) that, effective July 1, 2016, will supersede and replace the original employment agreement between the Company and Dr. McNeeley, effective as of July 1, 2011. Under the Employment Agreement, Dr. McNeeley will continue to serve as President of the Company’s Chicago Tube & Iron business for a term ending June 30, 2021. Under the Employment Agreement, Dr. McNeeley will receive a base salary of $675,000 per year, subject to possible increases as determined by the Board of Directors. During the period of employment, Dr. McNeeley will be eligible for a performance bonus under both an incentive plan specifically tailored to the results of the Chicago Tube & Iron business and the Company’s Senior Management Compensation Plan in place as of 2016, as amended, or such other bonus plan that may replace the plan, and Dr. McNeeley will be eligible to participate in any long-term incentive plan, that may be created or amended by the Board from time to time. If the Company terminates Dr. McNeeley’s employment “without cause” during the term of the Employment Agreement, Dr. McNeeley will continue to receive his compensation and continued benefits under the Employment Agreement during the period ending on the earlier of (i) June 30, 2021 and (ii) the second anniversary of the termination of his employment. If Dr. McNeeley’s employment terminates during the term of the Employment Agreement due to death or disability, Dr. McNeeley or his beneficiaries will continue to receive his base salary for twelve months and his spouse and minor children will be entitled to twelve months of continued health insurance. The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Dr. McNeeley is employed by the Company and for the two-year period following the termination of his employment.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.32 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit

Number     Description of Exhibit

10.32           Employment Agreement, effective as of July 1, 2016, by and between the Company and Dr. Donald R. McNeeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: March 31, 2016	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number         Description of Exhibit

10.32              Employment Agreement, effective as of July 1, 2016, by and between the Company and Dr. Donald R. McNeeley.

4